                                                                     EXHIBIT 5.1

                     [BROBECK PHLEGER & HARRISON LLP LOGO]

                                                      1633 BROADWAY, 47TH FLOOR
                                                                       NEW YORK
TELEPHONE:  (212) 581-1600                                      NEW YORK  10019
FACSIMILE:  (212) 586-7878                                      www.brobeck.com

                                 March 10, 2000

Globecomm Systems Inc.
45 Oser Avenue
Hauppauge, NY 11788

 Re:      Globecomm Systems Inc. Registration Statement on Form S-3
          (No. 333-30808)

Ladies and Gentlemen:

         We have acted as counsel to Globecomm Systems, Inc., a Delaware corporation (the "Company"), in connection with (i) the proposed issuance and sale by the Company and (ii) the proposed sale by certain selling stockholders of up to an aggregate of 2,300,000 shares of the Company's Common Stock (the "Shares") pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

         This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion,

Globecomm Systems Inc.                                      March   , 2000
                                                                    Page 2



whether by implication or otherwise, as to any other matters relating to the Company, the selling stockholders or the Shares.

                                Very truly yours,


                                BROBECK, PHLEGER & HARRISON LLP